Exhibit 99.1

Contacts:	Alex Abraham (media)	Anne-Marie Megela (investors)
	Alex.Abraham@kraftheinz.com	ir@kraftheinz.com

KRAFT HEINZ REPORTS THIRD QUARTER 2023 RESULTS
Announces Leadership and Organizational Changes
Narrows Full Year Outlook for Organic Net Sales(1)(2)
Raises Full Year Outlook for Constant Currency Adjusted EBITDA and Adjusted EPS(1)(2)
Third Quarter Highlights
•Net sales increased 1.0%; Organic Net Sales(1) increased 1.7%
•Gross profit margin increased 568 basis points to 34.0%; Adjusted Gross Profit Margin(1) increased 396 basis points to 34.0%
•Net income decreased 41.7%; Adjusted EBITDA(1) increased 11.9%
•Diluted EPS was $0.21, down 40.0%; Adjusted EPS(1) was $0.72, up 14.3%
•Reached target Net Leverage(1) ratio of approximately 3.0x, with Net Leverage at 2.9x

PITTSBURGH & CHICAGO - Nov. 1, 2023 - The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today reported financial results for the third quarter of 2023.
“Our third quarter results were marked by net sales growth across each of our three core pillars: Foodservice, Emerging Markets, and U.S. Retail Grow Platforms,” said Kraft Heinz CEO and Chair of the Board Miguel Patricio. “At the same time, we continue to improve productivity across the value chain, reinvesting gross efficiencies back into marketing, technology, and research & development. These investments remain a key part of our strategy as we build the business for continued success.”
“We laid out a series of action plans in the beginning of the year to drive market share and volume improvement, and I’m pleased to say we saw improvement throughout the quarter as our team executed against these plans. We will remain focused on our overall strategy to drive top-line profitable growth.”
In the third quarter, Kraft Heinz hit a milestone in its transformation - reaching its target Net Leverage of approximately 3.0x. “A stronger balance sheet, along with advancements we have made across the business, gives us further conviction behind our strategy,” said Patricio.

Net Sales
In millions
	Net Sales			Organic Net Sales(1)
	September 30, 2023	September 24, 2022	% Chg vs PY	YoY Growth Rate	Price	Volume/Mix
For the Three Months Ended
North America	$4,995	$5,016	(0.4)%	(0.1)%	5.8 pp	(5.9) pp
International	1,575	1,489	5.7%	8.0%	11.6 pp	(3.6) pp
Kraft Heinz	$6,570	$6,505	1.0%	1.7%	7.1 pp	(5.4) pp

For the Nine Months Ended
North America	$14,959	$14,656	2.1%	2.5%	9.4 pp	(6.9) pp
International	4,821	4,448	8.4%	13.0%	15.7 pp	(2.7) pp
Kraft Heinz	$19,780	$19,104	3.5%	4.9%	10.8 pp	(5.9) pp

Net Income/(Loss) and Diluted EPS
In millions, except per share data
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2023	September 24, 2022	% Chg vs PY	September 30, 2023	September 24, 2022	% Chg vs PY
Gross profit	$2,235	$1,843	21.2%	$6,609	$5,758	14.8%
Operating income/(loss)	653	751	(13.1)%	3,272	2,408	35.9%
Net income/(loss)	254	435	(41.7)%	2,089	1,481	41.0%
Net income/(loss) attributable to common shareholders	262	432	(39.5)%	2,098	1,473	42.4%
Diluted EPS	$0.21	$0.35	(40.0)%	$1.70	$1.19	42.9%

Adjusted EPS(1)	0.72	0.63	14.3%	2.20	1.93	14.0%
Adjusted EBITDA(1)	$1,565	$1,398	11.9%	$4,657	$4,260	9.3%
Q3 2023 Financial Summary
•Net sales increased 1.0 percent versus the year-ago period to $6.6 billion, including a negative 0.5 percentage point impact from foreign currency and a negative 0.2 percentage point impact from divestitures. Organic Net Sales(1) increased 1.7 percent versus the prior year period. Price increased 7.1 percentage points versus the prior year period, with increases in both reportable segments that were primarily driven by list price increases taken to mitigate higher input costs. Volume/mix declined 5.4 percentage points versus the prior year period, with declines in both reportable segments that were primarily driven by elasticity impacts from pricing actions.

•Net income/(loss) decreased 41.7 percent versus the year-ago period to $254 million, primarily driven by higher non-cash impairment losses in the current year period and higher tax expenses in the current year period. These factors were partially offset by higher Adjusted EBITDA versus the prior year period and unrealized gains on commodity hedges in the current year period compared to unrealized losses on commodity hedges in the prior year period. Adjusted EBITDA(1) increased 11.9 percent versus the year-ago period to $1.6 billion, primarily driven by higher pricing and efficiency gains. These factors more than offset higher supply chain costs (reflecting inflationary pressure in manufacturing and procurement costs), unfavorable volume/mix, investments in marketing, technology, and research and development, increased commodity costs (including the impact of realized gains and losses on commodity hedges), and an unfavorable impact from foreign currency (1.0 pp).
•Diluted EPS was $0.21, down 40.0 percent versus the prior year period, primarily driven by the net income/(loss) factors discussed above. Adjusted EPS(1) was $0.72, up 14.3 percent versus the prior year period, primarily driven by higher Adjusted EBITDA and favorable changes in other expense/(income). These factors more than offset higher taxes on adjusted earnings.
•Year-to-date net cash provided by operating activities was $2.6 billion, up 72.8 percent versus the year-ago period. This was driven by lower cash outflows for inventories primarily related to stock rebuilding in the prior year, higher Adjusted EBITDA in the current period, and lower cash outflows for tax payments driven by taxes paid in 2022 related to the sale of certain assets in our global cheese business and the licensing of certain trademarks. These impacts were partially offset by unfavorable changes in accounts payable, due in part to lower inventory purchase volume in the current period compared to the prior year period, and cash payments associated with the settlement of the consolidated securities class action lawsuit. Year-to date Free Cash Flow(1) was $1.8 billion, up 108.2 percent versus the prior year period, driven by the same net cash provided by operating activities as discussed above. This more than offset an increase in capital expenditures in the current year.
Leadership and Organizational Changes
As part of its mission to accelerate profitable growth and to lead the future of food, the Company has named its new President of the North America Zone, elevated key roles to a global level, and restructured its International Zone. These changes preserve the Company’s local agility while leveraging support, expertise, and resources from its scale.
First, Pedro Navio has been named EVP & President, North America, and will succeed Carlos Abrams-Rivera who, as previously announced, will serve as the Kraft Heinz CEO. Navio has been with Kraft Heinz since 2017, and is currently President, Taste, Meals, and Away From Home, in North America. Prior to Kraft Heinz, Navio spent more than 15 years at Red Bull, most recently as CEO of Latin America.
Second, the Company is establishing global leadership teams for its Growth and Omnichannel functions. Investing in these disciplines on a global level provides the structure and support to leverage centralized expertise and resources. It also helps drive growth and disruptive innovation across the business while optimally servicing customers and consumers.

Lastly, to further drive international growth, the Company is dividing its international business into three zones. Recognizing these markets require different sets of strategies and skills, the new structure provides the necessary focus and resources to optimize growth potential.
•Europe and Pacific Developed Markets, which will include Europe, Australia, New Zealand, Japan, and South Korea.
•West and East Emerging Markets, which will include LATAM, Eastern Europe, and the Middle East.
•Asia Emerging Markets, which will include its Asia businesses outside of Japan and South Korea.
In conjunction with these changes to the International Zone, Rafael Oliveira, current President, International Markets, will take on an advisory role to support the new structure transition and will depart the Company in March of 2024. “Rafael has been with Kraft Heinz since 2014 in several top leadership roles and has been a critical part of our transformation,” said Patricio. “We are forever grateful for the immeasurable business and culture impact that he has made on the Company and its people.”
“We are proud that all these appointments are internal elevations and reflect the quality of the talent and focus on people development here at Kraft Heinz,” said Abrams-Rivera. “We see the value of investing in the right structure to support our growth plans, and I am confident that these are the leaders to take Kraft Heinz to the next level.”
All changes will be effective at the beginning of fiscal year 2024.
Outlook
For fiscal year 2023, the Company expects:
•Organic Net Sales(2) growth of 4 to 6 percent versus the prior year, closer to the lower end of the range at approximately 4%.
•Constant Currency Adjusted EBITDA(1)(2) growth of 5 to 7 percent versus the prior year, or 7 to 9 percent when excluding the impact from lapping a 53rd week in 2022. This compares to the previous expectation of 4 to 6 percent Constant Currency Adjusted EBITDA growth. Adjusted Gross Profit Margin(1)(2) expansion is expected to contribute to Constant Currency Adjusted EBITDA growth. The Company now expects Adjusted Gross Profit Margin expansion of 200 to 250 basis points versus the prior year, compared to the previous expectation of 150 to 200 basis points versus the prior year. The current expectation for Adjusted Gross Profit Margin now reflects mid-single-digit inflation for the full year, as compared to the previous expectation of mid-to-high single-digit inflation for the full year, with pricing and efficiencies continuing to contribute to Adjusted Gross Profit Margin recovery.

•Adjusted EPS(2) to be in the range of $2.91 to $2.99, compared to the previous range of $2.83 to $2.91. The current range includes a negative impact of approximately $0.03 from expected unfavorable changes in non-cash pension and post-retirement benefits and a currency headwind of approximately $0.04 at current foreign exchange rates. The expected 2023 year-over-year Adjusted EPS change reflects a negative $0.06 impact from lapping a 53rd week in 2022. Additionally, the Company now expects an effective tax rate on Adjusted EPS to be in the range of 19 to 20 percent.
End Notes
(1)Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted EPS, Free Cash Flow, and Net Leverage are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.
(2)Guidance for Organic Net Sales, Constant Currency Adjusted EBITDA, Adjusted Gross Profit Margin, and Adjusted EPS is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of such items impacting comparability, including, but not limited to, the impact of currency, acquisitions and divestitures, divestiture-related license income, restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense, among other items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation of these measures without unreasonable effort.
Earnings Discussion and Webcast Information
A pre-recorded management discussion of The Kraft Heinz Company's third quarter 2023 earnings is available at ir.kraftheinzcompany.com. The Company will host a live question-and-answer session beginning today at 9:00 a.m. Eastern Daylight Time. A webcast of the session will be accessible at ir.kraftheinzcompany.com.
ABOUT THE KRAFT HEINZ COMPANY
We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2022 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “accelerate,” “anticipate,” “believe,” “build”, “commit,” “continue,” “expect,” “execute,” “invest,” “maintain,” “reflect,” “will,” “guidance,” and “outlook,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, dividends, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, and pipeline. These forward-looking statements reflect management's current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers or suppliers, or in other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories or platforms, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; climate change and legal or regulatory responses; the Company’s ability to identify, complete, or realize the benefits from strategic acquisitions, divestitures, alliances, joint ventures, or investments; the Company's ability to successfully execute its strategic initiatives; the impacts of the Company's international operations; the Company's ability to protect intellectual property rights; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the influence of the Company's largest stockholder; the Company's level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws and regulations and related legal claims or regulatory enforcement actions; failure to maintain an effective system of internal controls; a downgrade in the Company's credit rating; the impact of sales of the Company's common stock in the public market; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; disruptions in the global economy caused by geopolitical conflicts, including the ongoing conflict between Russia and Ukraine; unanticipated business disruptions and natural events in the locations in which the Company or the Company's customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where the Company does business (including inflationary pressures, instability in financial institutions, general economic slowdown, recession, or a potential U.S. federal government shutdown); changes in the Company's management team or other key personnel and the Company's ability to hire or retain key personnel or a highly skilled and diverse global workforce; our dependence on information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations and the final determination of tax audits, including transfer pricing matters, and any related litigation; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
The non-GAAP financial measures provided in this press release should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
To supplement the financial information provided, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income/(Loss), Adjusted EPS, Free Cash Flow, and Net Leverage which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), gross profit, diluted earnings per share (“EPS”), net cash provided by/(used for) operating activities, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company’s performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company’s underlying operations. The Company believes:
•Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income/(Loss), and Adjusted EPS provide important comparability of underlying operating results, allowing investors and management to assess the Company’s operating performance on a consistent basis; and
•Free Cash Flow and Net Leverage provide measures of the Company’s core operating performance, the cash-generating capabilities of the Company’s business operations, and are factors used in determining the Company’s borrowing capacity and the amount of cash available for debt repayments, dividends, acquisitions, share repurchases, and other corporate purposes.
Management believes that presenting the Company’s non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company’s business than could be obtained absent these disclosures.
Definitions
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which the Company calculates the previous year's results using the current year's exchange rate.

Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding restructuring activities); in addition to these adjustments, the Company excludes, when they occur, the impacts of divestiture-related license income, restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense (excluding restructuring activities). The Company also presents Adjusted EBITDA on a constant currency basis (Constant Currency Adjusted EBITDA). The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which it calculates the previous year's results using the current year's exchange rate.
Adjusted Gross Profit, Adjusted Net Income/(Loss), and Adjusted EPS are defined as gross profit, net income/(loss), and diluted earnings per share, respectively, excluding, when they occur, the impacts of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), debt prepayment and extinguishment (benefit)/costs, and certain significant discrete income tax items (e.g., U.S. and non-U.S. tax reform), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by net sales.
Net Leverage is defined as debt less cash, cash equivalents and short-term investments divided by Adjusted EBITDA.
Free Cash Flow is defined as net cash provided by/(used for) operating activities less capital expenditures. The use of this non-GAAP measure does not imply or represent the residual cash flow for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.

				Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022
Net sales	$6,570	$6,505	$19,780	$19,104
Cost of products sold	4,335	4,662	13,171	13,346
Gross profit	2,235	1,843	6,609	5,758
Selling, general and administrative expenses, excluding impairment losses	920	798	2,675	2,437
Goodwill impairment losses	510	220	510	444
Intangible asset impairment losses	152	74	152	469
Selling, general and administrative expenses	1,582	1,092	3,337	3,350
Operating income/(loss)	653	751	3,272	2,408
Interest expense	228	228	683	704
Other expense/(income)	(35)	(22)	(94)	(211)
Income/(loss) before income taxes	460	545	2,683	1,915
Provision for/(benefit from) income taxes	206	110	594	434
Net income/(loss)	254	435	2,089	1,481
Net income/(loss) attributable to noncontrolling interest	(8)	3	(9)	8
Net income/(loss) attributable to common shareholders	$262	$432	$2,098	$1,473

Basic shares outstanding	1,229	1,227	1,228	1,226
Diluted shares outstanding	1,235	1,235	1,235	1,235

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.21	$0.35	$1.71	$1.20
Diluted earnings/(loss) per share	0.21	0.35	1.70	1.19

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
September 30, 2023
North America	$4,995	$(14)	$—	$5,009
International	1,575	2	—	1,573
Kraft Heinz	$6,570	$(12)	$—	$6,582

September 24, 2022
North America	$5,016	$—	$—	$5,016
International	1,489	21	12	1,456
Kraft Heinz	$6,505	$21	$12	$6,472

Year-over-year growth rates
North America	(0.4)%	(0.3) pp	0.0 pp	(0.1)%	5.8 pp	(5.9) pp
International	5.7%	(1.5) pp	(0.8) pp	8.0%	11.6 pp	(3.6) pp
Kraft Heinz	1.0%	(0.5) pp	(0.2) pp	1.7%	7.1 pp	(5.4) pp

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Nine Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
September 30, 2023
North America	$14,959	$(64)	$—	$15,023
International	4,821	(116)	34	4,903
Kraft Heinz	$19,780	$(180)	$34	$19,926

September 24, 2022
North America	$14,656	$—	$—	$14,656
International	4,448	57	53	4,338
Kraft Heinz	$19,104	$57	$53	$18,994

Year-over-year growth rates
North America	2.1%	(0.4) pp	0.0 pp	2.5%	9.4 pp	(6.9) pp
International	8.4%	(4.1) pp	(0.5) pp	13.0%	15.7 pp	(2.7) pp
Kraft Heinz	3.5%	(1.3) pp	(0.1) pp	4.9%	10.8 pp	(5.9) pp

				Schedule 4
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022
Net income/(loss)	$254	$435	$2,089	$1,481
Interest expense	228	228	683	704
Other expense/(income)	(35)	(22)	(94)	(211)
Provision for/(benefit from) income taxes	206	110	594	434
Operating income/(loss)	653	751	3,272	2,408
Depreciation and amortization (excluding restructuring activities)	234	227	680	676
Divestiture-related license income	(14)	(14)	(41)	(41)
Restructuring activities	45	8	25	38
Deal costs	—	—	—	8
Unrealized losses/(gains) on commodity hedges	(48)	84	(53)	65
Impairment losses	662	314	662	999
Certain non-ordinary course legal and regulatory matters	—	—	2	—
Equity award compensation expense	33	28	110	107
Adjusted EBITDA	$1,565	$1,398	$4,657	$4,260

Segment Adjusted EBITDA:
North America	$1,390	$1,213	$4,108	$3,734
International	259	243	804	733
General corporate expenses	(84)	(58)	(255)	(207)
Adjusted EBITDA	$1,565	$1,398	$4,657	$4,260

			Schedule 5
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
September 30, 2023
North America	$1,390	$(3)	$1,393
International	259	(4)	263
General corporate expenses	(84)	(1)	(83)
Kraft Heinz	$1,565	$(8)	$1,573

September 24, 2022
North America	$1,213	$—	$1,213
International	243	4	239
General corporate expenses	(58)	—	(58)
Kraft Heinz	$1,398	$4	$1,394

Year-over-year growth rates
North America	14.6%	(0.3) pp	14.9%
International	6.8%	(3.4) pp	10.2%
General corporate expenses	46.2%	2.4 pp	43.8%
Kraft Heinz	11.9%	(1.0) pp	12.9%

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Nine Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
September 30, 2023
North America	$4,108	$(13)	$4,121
International	804	(28)	832
General corporate expenses	(255)	—	(255)
Kraft Heinz	$4,657	$(41)	$4,698

September 24, 2022
North America	$3,734	$—	$3,734
International	733	11	722
General corporate expenses	(207)	—	(207)
Kraft Heinz	$4,260	$11	$4,249

Year-over-year growth rates
North America	10.0%	(0.4) pp	10.4%
International	9.7%	(5.5) pp	15.2%
General corporate expenses	23.3%	0.1 pp	23.2%
Kraft Heinz	9.3%	(1.3) pp	10.6%

										Schedule 7
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	September 30, 2023
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$2,235	$1,582	$653	$228	$(35)	$460	$206	$254	$(8)	$262	$0.21
Items Affecting Comparability
Restructuring activities	44	(1)	45	—	—	45	8	37	—	37	0.03
Unrealized losses/(gains) on commodity hedges	(48)	—	(48)	—	—	(48)	(12)	(36)	—	(36)	(0.03)
Impairment losses	—	(662)	662	—	—	662	36	626	6	620	0.50
Nonmonetary currency devaluation	—	—	—	—	(9)	9	—	9	—	9	0.01
Adjusted Non-GAAP Results	$2,231							$890			$0.72

										Schedule 8
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	September 24, 2022
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$1,843	$1,092	$751	$228	$(22)	$545	$110	$435	$3	$432	$0.35
Items Affecting Comparability
Restructuring activities	5	(3)	8	—	1	7	1	6	—	6	0.01
Unrealized losses/(gains) on commodity hedges	84	—	84	—	—	84	21	63	—	63	0.05
Impairment losses	20	(294)	314	—	—	314	24	290	—	290	0.23
Losses/(gains) on sale of business	—	—	—	—	—	—	7	(7)	—	(7)	(0.01)
Nonmonetary currency devaluation	—	—	—	—	(6)	6	—	6	—	6	0.01
Debt prepayment and extinguishment (benefit)/costs	—	—	—	3	—	(3)	6	(9)	—	(9)	(0.01)
Adjusted Non-GAAP Results	$1,952							$784			$0.63

										Schedule 9
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Nine Months Ended
	September 30, 2023
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$6,609	$3,337	$3,272	$683	$(94)	$2,683	$594	$2,089	$(9)	$2,098	$1.70
Items Affecting Comparability
Restructuring activities	44	19	25	—	(2)	27	5	22	—	22	0.02
Unrealized losses/(gains) on commodity hedges	(53)	—	(53)	—	—	(53)	(13)	(40)	—	(40)	(0.03)
Impairment losses	—	(662)	662	—	—	662	36	626	6	620	0.50
Certain non-ordinary course legal and regulatory matters	—	(2)	2	—	—	2	—	2	—	2	—
Losses/(gains) on sale of business	—	—	—	—	(2)	2	—	2	—	2	—
Nonmonetary currency devaluation	—	—	—	—	(27)	27	—	27	—	27	0.02
Certain significant discrete income tax items	—	—	—	—	—	—	17	(17)	—	(17)	(0.01)
Adjusted Non-GAAP Results	$6,600							$2,711			$2.20

										Schedule 10
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Nine Months Ended
	September 24, 2022
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$5,758	$3,350	$2,408	$704	$(211)	$1,915	$434	$1,481	$8	$1,473	$1.19
Items Affecting Comparability
Restructuring activities	15	(23)	38	—	1	37	9	28	—	28	0.02
Deal Costs	—	(8)	8	—	—	8	3	5	—	5	0.01
Unrealized losses/(gains) on commodity hedges	65	—	65	—	—	65	16	49	—	49	0.04
Impairment losses	86	(913)	999	—	—	999	132	867	—	867	0.70
Losses/(gains) on sale of business	—	—	—	—	1	(1)	7	(8)	—	(8)	(0.01)
Other losses/(gains) related to acquisitions and divestitures	—	—	—	—	38	(38)	(9)	(29)	—	(29)	(0.02)
Nonmonetary currency devaluation	—	—	—	—	(16)	16	—	16	—	16	0.01
Debt prepayment and extinguishment (benefit)/costs	—	—	—	12	—	(12)	4	(16)	—	(16)	(0.01)
Adjusted Non-GAAP Results	$5,924							$2,393			$1.93

			Schedule 11
The Kraft Heinz Company Adjusted Gross Profit Margin (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022
Adjusted Gross Profit	$2,231	$1,952	$6,600	$5,924
Net sales	6,570	6,505	19,780	19,104

Adjusted Gross Profit Margin	34.0%	30.0%	33.4%	31.0%

		Schedule 12
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Three Months Ended
	September 30, 2023	September 24, 2022	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$0.87	$0.76	$0.11
Interest expense	(0.15)	(0.15)	—
Other expense/(income)	0.03	0.02	0.01
Effective tax rate	(0.03)	—	(0.03)
Adjusted EPS	$0.72	$0.63	$0.09
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.04 for the three months ended September 30, 2023 and September 24, 2022.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.01 for the three months ended September 30, 2023 and September 24, 2022.

		Schedule 13
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Nine Months Ended
	September 30, 2023	September 24, 2022	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$2.54	$2.26	$0.28
Results of divested operations	—	0.01	(0.01)
Interest expense	(0.44)	(0.46)	0.02
Other expense/(income)(c)	0.08	0.12	(0.04)
Effective tax rate	0.02	—	0.02
Adjusted EPS	$2.20	$1.93	$0.27
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.12 for the nine months ended September 30, 2023 and $0.13 for the nine months ended September 24, 2022.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.03 for the nine months ended September 30, 2023 and September 24, 2022.
(c) Includes non-cash amortization of prior service credits, which accounted for a benefit to Adjusted EPS from other expense/(income) of $0.01 for the nine months ended September 30, 2023 and September 24, 2022.

	Schedule 14
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$1,052	$1,040
Trade receivables, net	2,103	2,120
Inventories	3,779	3,651
Prepaid expenses	245	240
Other current assets	654	842
Assets held for sale	5	4
Total current assets	7,838	7,897
Property, plant and equipment, net	6,813	6,740
Goodwill	30,310	30,833
Intangible assets, net	42,314	42,649
Other non-current assets	2,381	2,394
TOTAL ASSETS	$89,656	$90,513
LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$—	$6
Current portion of long-term debt	608	831
Trade payables	4,463	4,848
Accrued marketing	793	749
Interest payable	268	264
Other current liabilities	1,672	2,330
Total current liabilities	7,804	9,028
Long-term debt	19,270	19,233
Deferred income taxes	10,132	10,152
Accrued postemployment costs	143	144
Long-term deferred income	1,436	1,477
Other non-current liabilities	1,413	1,609
TOTAL LIABILITIES	40,198	41,643
Redeemable noncontrolling interest	24	40
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	52,004	51,834
Retained earnings/(deficit)	1,104	489
Accumulated other comprehensive income/(losses)	(2,863)	(2,810)
Treasury stock, at cost	(981)	(847)
Total shareholders' equity	49,276	48,678
Noncontrolling interest	158	152
TOTAL EQUITY	49,434	48,830
TOTAL LIABILITIES AND EQUITY	$89,656	$90,513

	Schedule 15
The Kraft Heinz Company Condensed Consolidated Statements of Cash Flows (in millions) (Unaudited)
	For the Nine Months Ended
	September 30, 2023	September 24, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$2,089	$1,481
Adjustments to reconcile net income/(loss) to operating cash flows:
Depreciation and amortization	710	685
Amortization of postemployment benefit plans prior service costs/(credits)	(10)	(11)
Divestiture-related license income	(41)	(41)
Equity award compensation expense	110	107
Deferred income tax provision/(benefit)	(15)	(184)
Postemployment benefit plan contributions	(18)	(14)
Goodwill and intangible asset impairment losses	662	913
Nonmonetary currency devaluation	27	16
Loss/(gain) on sale of business	2	(1)
Loss/(gain) on extinguishment of debt	—	(12)
Other items, net	(44)	6
Changes in current assets and liabilities:
Trade receivables	(16)	(208)
Inventories	(277)	(1,027)
Accounts payable	(221)	299
Other current assets	139	(136)
Other current liabilities	(477)	(356)
Net cash provided by/(used for) operating activities	2,620	1,517
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(779)	(632)
Payments to acquire business, net of cash acquired	—	(481)
Proceeds from sale of business, net of cash disposed and working capital adjustments	—	(20)
Other investing activities, net	41	95
Net cash provided by/(used for) investing activities	(738)	(1,038)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(823)	(1,157)
Proceeds from issuance of long-term debt	657	—
Debt prepayment and extinguishment (benefit)/costs	—	(17)
Proceeds from issuance of commercial paper	—	228
Repayments of commercial paper	—	(228)
Dividends paid	(1,474)	(1,470)
Other financing activities, net	(176)	(167)
Net cash provided by/(used for) financing activities	(1,816)	(2,811)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(53)	(116)
Cash, cash equivalents, and restricted cash
Net increase/(decrease)	13	(2,448)
Balance at beginning of period	1,041	3,446
Balance at end of period	$1,054	$998

	Schedule 16
The Kraft Heinz Company Reconciliation of Net Cash Provided By/(Used For) Operating Activities to Free Cash Flow (in millions) (Unaudited)
	For the Nine Months Ended
	September 30, 2023	September 24, 2022
Net cash provided by/(used for) operating activities	$2,620	$1,517
Capital expenditures	(779)	(632)
Free Cash Flow	$1,841	$885

				Schedule 17
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended				For the Twelve Months Ended
	December 31, 2022	April 1, 2023	July 1, 2023	September 30, 2023	September 30, 2023
Net income/(loss)	$887	$837	$998	$254	$2,976
Interest expense	217	227	228	228	900
Other expense/(income)	(42)	(35)	(24)	(35)	(136)
Provision for/(benefit from) income taxes	164	214	174	206	758
Operating income/(loss)	1,226	1,243	1,376	653	4,498
Depreciation and amortization (excluding restructuring activities)	246	217	229	234	926
Divestiture-related license income	(15)	(13)	(14)	(14)	(56)
Restructuring activities	36	(10)	(10)	45	61
Deal costs	1	—	—	—	1
Unrealized losses/(gains) on commodity hedges	(2)	11	(16)	(48)	(55)
Impairment losses	—	—	—	662	662
Certain non-ordinary course legal and regulatory matters	210	1	1	—	212
Equity award compensation expense	41	31	46	33	151
Adjusted EBITDA	$1,743	$1,480	$1,612	$1,565	$6,400

Current portion of long-term debt					608
Long-term debt					19,270
Less: Cash and cash equivalents					(1,052)
					$18,826

Net Leverage					2.9